                                                               Exhibit 10.23
                            ANGELICA CORPORATION
                         RESTRICTED STOCK AGREEMENT


         This Restricted Stock Agreement (this "Agreement") is made and entered into as of February 5, 2003 by and between Angelica Corporation, a Missouri corporation (the "Corporation") and Don W. Hubble ("Executive").

         WHEREAS, Executive has heretofore performed valuable services for the Corporation and the Corporation desires to encourage Executive to continue to perform such services in the future; and

         WHEREAS, in consideration of the foregoing, the Board of Directors of the Corporation desires to award shares of the Corporation's common stock, $1.00 par value (the "Common Stock"), to Executive pursuant to
Section 2.3(c) of that certain employment agreement dated February 5, 2003 by and between the Corporation and Executive (the "Employment Agreement") and Executive desires to receive such shares on the terms and conditions, and subject to the restrictions, herein set forth; and

         NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

         Section 1. Definitions.
                    -----------

         As used in this Agreement, the following terms shall have the following meanings:

         A.             "Award" means the award provided for in Section 2.

         B. "Board of Directors" means the Board of Directors of the Corporation.

         C. "Cause" means (i) Executive's willful and continued failure to substantially perform his duties and responsibilities with Angelica (other than as a result of incapacity due to a physical or mental condition), after a written demand for substantial performance is delivered by Angelica to Executive in which there is a specific identification of the manner in which Executive is not substantially performing his duties and responsibilities; (ii) Executive's commission of an act constituting a criminal offense involving moral turpitude, dishonesty or breach of trust; or (iii) Executive's material breach of the terms of the Employment Agreement.

         D.             "Date of Award" means February 5, 2003.

         E. "Disability" means that Executive has been unable to perform the duties and responsibilities then-required of him under the terms of the Employment Agreement on a full-time basis for a period of 180 consecutive business days by reason of physical or mental condition. Disability shall be deemed to exist when certified by a physician or physicians selected by the Corporation who are acceptable to Executive or Executive's legal representative, such agreement as to acceptability not to be unreasonably withheld.

         F. "Period of Restriction" means with respect to the Restricted Shares, the period of time between the Date of Award and the date that the Restrictions lapse as set forth in Section 4 of this Agreement.

         G. "Restricted Shares" means the number of shares of the Corporation's Common Stock being granted pursuant to Section 2 of this Agreement, as well as any additional shares of Common Stock or other securities that may be issued after the date of the initial grant pursuant to Section 8 of this Agreement.

         H. "Restrictions" mean the restrictions on the Award as provided for in Section 3.

         Section 2. Award. Subject to the terms of this Agreement and the
                    -----
Corporation's 1999 Performance Plan, effective as of the Date of Award, the Corporation awards to Executive an aggregate of 22,636 Restricted Shares, subject to the Restrictions set forth in Section 3 and the limitations on transfer set forth in Section 5.

         Section 3. Forfeiture of Shares for Certain Terminations of
                    ------------------------------------------------
Employment during Period of Restriction. If Executive shall cease to be
---------------------------------------
employed by the Corporation during the Period of Restriction due to a termination by the Corporation for Cause or termination by Executive for any reason other than death or Disability, Executive shall immediately forfeit to the Corporation all Restricted Shares that have not previously vested as provided in Section 4, without any consideration paid to Executive, and, thereafter, Executive shall have no further rights with respect to such Restricted Shares (hereinafter referred to herein as the "Restrictions"). For purposes of this Section 3, any period during which Executive is retained as a consultant by the Corporation shall be deemed to be a period in which Executive is employed by the Corporation.

         Section 4. Lapse in Period of Restriction. If Executive shall have
                    ------------------------------
been continuously employed by the Corporation from the Date of Award through January 31, 2005, the Period of Restriction shall lapse and the Restrictions shall no longer be applicable as to all Restricted Shares held by or on behalf of Executive on January 31, 2005. The Period of Restriction will also lapse with respect to all Restricted Shares then held by Executive upon the termination of Executive's employment with the Corporation prior to January 31, 2005 if such termination: (i) occurred by reason of Executive's death or Disability or (ii) was initiated by the Corporation for any reason other than Cause. For purposes of this Section 4, any period during which Executive is retained as a consultant by the Corporation shall be deemed to be a period in which Executive is employed by the Corporation.

         Section 5. Limitations on Transfer during Period of Restriction.
                    ----------------------------------------------------
Restricted Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Period of Restriction, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Executive or of any agent of such Executive or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for such Restricted Shares during the Period of Restriction.

         Section 6. Shareholder Rights during Period of Restriction. Unless
                    -----------------------------------------------
and until such the Restricted Shares are forfeited as set forth in Section 3 hereof, Executive shall have all of the rights of a shareholder of the Corporation with respect to Restricted Shares, including the right to vote and to receive dividends on the Restricted Shares, during the Period of Restriction.

         Section 7. Legend. Each certificate evidencing the Restricted
                    ------
Shares shall bear a legend referring to this Agreement and the fact that such Restricted Shares are subject to the Restrictions through the Period of Restriction. Such legend referred to in this Section 7 shall read as follows:

         THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING LIMITATIONS ON TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED FEBRUARY 5, 2003. A COPY OF THE RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF ANGELICA CORPORATION.

         The Corporation shall cause certificates without such legend to be issued for any of the Restricted Shares as and when the Period of Restriction lapses. Executive agrees upon request of the Corporation to deliver to the Corporation for cancellation any certificate which represents Restricted Shares that have been forfeited.

         Section 8. Adjustment in Certain Events. If there is any change in
                    ----------------------------
the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, each Restricted Share under this Agreement shall be adjusted in the same manner as any other share of the Corporation's Common Stock and the provisions of this Agreement shall extend not only to the number of Restricted Shares awarded hereunder, but also to all additional shares of Common Stock or other securities received by Executive pursuant to any such change with respect to the Restricted Shares granted hereunder, which additional shares of Common Stock or other securities shall be deemed to be Restricted Shares for purposes of this Agreement.

         Section 9. Amendment. This Agreement may be amended by mutual
                    ---------
consent of the parties hereto by written agreement.

         Section 10. Withholding. The Corporation shall have the right to
                     -----------
withhold from or require Executive to pay to the Corporation any amounts required to be withheld by the Corporation in respect of any Federal, estate or local taxes in respect of the Restricted Shares or any compensation under this Agreement.

         Section 11. Governing Law. This Agreement shall be construed and
                     -------------
administered in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.


                           ANGELICA CORPORATION


                           By:    /s/ Steven L. Frey
                               ---------------------------------------------
                               Steven L. Frey
                               Vice President, General Counsel and Secretary

                           EXECUTIVE


                                  /s/ Don W. Hubble
                           -------------------------------------------------
                           Don W. Hubble